                                                                     EXHIBIT 3.2









                          AMENDED AND RESTATED BYLAWS

                                      OF

                       INTEGRATED CIRCUIT SYSTEMS, INC.

                                TABLE OF CONTENTS
                                                                      Page


Article 1         CORPORATION OFFICE.....................................1

Article 2         SHAREHOLDER MEETINGS...................................1

Article 3         QUORUM OF SHAREHOLDERS.................................5

Article 4         VOTING RIGHTS..........................................6

Article 5         PROXIES................................................7

Article 6         RECORD DATE............................................7

Article 7         SHAREHOLDER LIST.......................................9

Article 8         JUDGES OF ELECTION.....................................9

Article 9         CONSENT OF SHAREHOLDERS IN LIEU OF MEETING............10

Article 10        BOARD OF DIRECTORS....................................10

Article 11        REMOVAL OF DIRECTORS..................................12

Article 12        VACANCIES ON BOARD OF DIRECTORS.......................13

Article 13        POWERS OF BOARD.......................................13

Article 14        MEETINGS OF THE BOARD OF DIRECTORS....................14

Article 15        ACTION BY WRITTEN CONSENT.............................16

Article 16        COMPENSATION OF DIRECTORS.............................16

Article 17        OFFICERS..............................................16

Article 18        THE PRESIDENT.........................................17

Article 19        THE SECRETARY.........................................18

Article 20        THE TREASURER.........................................19

Article 21        THE CHAIRMAN OF THE BOARD.............................19

Article 22        OTHER OFFICERS........................................20

Article 23        LIMITATION OF DIRECTORS' LIABILITY AND INDEMNIFICATION
                  OF OFFICERS, DIRECTORS, AND OTHER PERSONS.............20

Article 24        SHARES: SHARE CERTIFICATES............................25

Article 25        TRANSFER OF SHARES....................................27

Article 26        LOST CERTIFICATES.....................................28

Article 27        FINANCIAL REPORTS TO SHAREHOLDERS.....................28

Article 28        FISCAL YEAR...........................................28

Article 29        MANNER OF GIVING WRITTEN NOTICE: WAIVERS OF NOTICE....28

Article 30        AMENDMENTS............................................30

                           AMENDED AND RESTATED BYLAWS

                                       OF

                        INTEGRATED CIRCUIT SYSTEMS, INC.


                                    Article 1

                               CORPORATION OFFICE

                   Section 1.1 The Corporation shall have and continuously maintain in the Commonwealth of Pennsylvania a registered office at an address to be designated from time to time by the Board of Directors which may, but need not, be the same as its place of business.

                   Section 1.2 The Corporation may also have offices at such other places as the Board of Directors may from time to time designate or the business of the Corporation may require.

                                    Article 2

                              SHAREHOLDER MEETINGS

                   Section 2.1 All meetings of the shareholders shall be held at such time and place, within or without the Commonwealth of Pennsylvania, as may be determined from time to time by the Board of Directors and need not be held at the registered office of the Corporation.

                   Section 2.2 An annual meeting of the shareholders for the election of directors and the transaction of such other business as may properly be brought before the meeting shall be held in each calendar year at such time and place as may be determined by the Board of Directors.

                   Section 2.3 Special meetings of the shareholders may be called at any time by (i) the Chairman of the Board, if any, if such officer is serving as the chief executive officer of the Corporation, and otherwise the President or (ii) the Board of Directors. The request of any person who has called a special meeting of shareholders shall be addressed to the Secretary of the Corporation, shall be signed by the persons making the request and shall state the general nature of the business to be transacted at the meeting. Upon receipt of any such request it shall be the duty of the Secretary to fix the time and provide written notice of the special meeting of shareholders, which, if called pursuant to a statutory right, shall be held not more than 60 days after the receipt of the request. If the Secretary shall neglect or refuse to fix the time or provide written notice of the special meeting, the person or persons making the request may fix the time and provide written notice of the special meeting.

                   Section 2.4 Written notice of each meeting other than an adjourned meeting of shareholders, stating the place and time, and, (i) in the case of a special meeting of shareholders, the general nature of the business to be transacted, and, (ii) in the case of a meeting of shareholders called for the purpose, or one of the purposes, of considering the amendment or repeal of the Bylaws, written notice of such proposed action, shall be provided to each shareholder of record entitled to vote at the meeting at such address as appears on the books of the Corporation. Such notice shall be given, in accordance with the provisions of Article 29 of these Bylaws, at least (i) ten days prior to the day named for a meeting to consider a fundamental change under Chapter 19 of the Pennsylvania Business Corporation Law of 1988 (the "BCL") or (ii) five days prior to the day named for the meeting in any other case.

                   Section 2.5 (a) Whenever the Corporation has been unable to communicate with a shareholder for more than 24 consecutive months because communications to the shareholder are returned unclaimed or the shareholder has otherwise failed to provide the Corporation with a current address, the giving of notice to such shareholder pursuant to Section 2.4 of these Bylaws shall not be required. Any action or meeting that is taken or held without notice or communication to that shareholder shall have the same validity as if the notice or communication had been duly given. Whenever a shareholder provides the Corporation with a current address, this Subsection 2.5(a) shall cease to be applicable to such shareholder.
                               (b)  Corporation shall not be required to give
notice to any shareholder pursuant to Section 2.4 hereof if and for so long as communication with such shareholder is unlawful.

                   Section 2.6 The Board of Directors may provide by resolution with respect to a specific meeting or with respect to a class of meetings that one or more shareholders may participate in such meeting or meetings of shareholders by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear one another. Participation in the meeting by such means shall constitute presence in person at the meeting. Any notice otherwise required to be given in connection with any meeting at which participation by conference telephone or other communications equipment is permitted shall so specify.

                   Section 2.7 Except as otherwise provided by law (including but not limited to Rule 14a-8 of the Securities and Exchange Act of 1934, as amended or any successor provision thereto), or in these Bylaws, or except as permitted by the presiding officer of the meeting in the exercise of such officer's sole discretion in any specific instance, the business which shall be conducted at any meeting of the shareholders shall (a) have been specified in the written notice of the meeting (or any supplement thereto) given by the Corporation, or (b) be brought before the meeting at the direction of the Board of Directors or the presiding officer of the meeting, or
(c) have been specified in a written notice (a "Shareholder Meeting Notice") given to the Corporation, in accordance with all of the following requirements, by or on behalf of any shareholder who shall have been a shareholder of record on the record date for such meeting and who shall continue to be entitled to vote thereat. Each Shareholder Meeting Notice must be delivered personally to, or be mailed to and received by, the Corporation, addressed to the attention of the President at the principal executive offices of the Corporation not less than 50 days nor more than 75 days prior to the meeting; provided, however, that in the event that less than 65 days notice or prior public disclosure (including but not limited to mailing of the meeting notice) of the date of the meeting is given or made to shareholder, notice by the shareholder to be timely must be so received not later than the close of business on the 10th day following the date on which such public disclosure was made. Each Shareholder Meeting Notice shall set forth a general description of each item of business proposed to be brought before the meeting, the name and address of the shareholder proposing to bring such item of business before the meeting and a representation that the shareholder intends to appear in person or by proxy at the meeting. The presiding officer of the meeting may refuse to consider any business that shall be brought before any meeting of shareholders of the Corporation otherwise than as provided in this Section 2.7.

                                    Article 3

                             QUORUM OF SHAREHOLDERS

                   Section 3.1 Except as provided in Sections 3.3 and 3.5, a meeting of shareholders duly called shall not be organized for the transaction of business unless a quorum is present.

                   Section 3.2 The presence, in person or by proxy, of shareholders entitled to cast at least a majority of the votes that all shareholders are entitled to cast on a particular matter to be acted upon at the meeting shall constitute a quorum for purposes of consideration and action on such matter.
                   Section 3.3 The shareholders present at a duly organized meeting can continue to do business until adjournment notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

                   Section 3.4 If a meeting of shareholders cannot be organized because a quorum is not present, those present in person or by proxy, may, except as otherwise provided by statute or unless the Board fixes a new record date for the adjourned meeting, adjourn the meeting to such time and place as they may determine, without notice other than an announcement at the meeting, until the requisite number of shareholders for a quorum shall be present in person or by proxy.

                   Section 3.5 Notwithstanding the provisions of Sections 3.1, 3.2, 3.3 and 3.4 of these Bylaws:
                                      -5-

                             (a) Any meeting, including one at which directors
are to be elected, may be adjourned for such period as the shareholders present and entitled to vote shall direct.

                             (b) Those shareholders entitled to vote who attend
a meeting called for election of directors that has been previously adjourned for lack of a quorum, although less than a quorum as fixed in these Bylaws, shall nevertheless constitute a quorum for the purpose of electing directors.

                             (c) Those shareholders entitled to vote who attend
a meeting that has been previously adjourned for one or more periods aggregating at least 15 days because of an absence of a quorum, although less than a quorum as fixed in these Bylaws, shall nevertheless constitute a quorum for the purpose of acting upon any matter set forth in the notice of the meeting if the notice states that those shareholders who attend the adjourned meeting shall nevertheless constitute a quorum for the purpose of acting upon the matter.

                                    Article 4

                                  VOTING RIGHTS

                   Section 4.1 Except as may be otherwise provided by the Corporation's Articles of Incorporation, at every meeting of shareholders, every shareholder entitled to vote thereat shall be entitled to one vote for every share having voting power standing in his name on the books of the Corporation on the record date fixed for the meeting.

                   Section 4.2 Except as otherwise provided by statute, the Articles of Incorporation or these Bylaws, at any duly organized meeting of shareholders the vote of the holders of a majority of the votes cast shall decide any question brought before such meeting.

Unless the BCL permits otherwise, this Section 4.2 may be modified only by a Bylaw amendment adopted by the shareholders.

                  Section 4.3 Unless demand is made before the voting begins by a shareholder entitled to vote at any election for directors, the election of such directors need not be by ballot.

                                     Article 5

                                     PROXIES

                   Section 5.1 Every shareholder entitled to vote at a meeting of shareholders, or to express consent or dissent to corporate action in writing without a meeting, may authorize another person or persons to act for him by proxy. Every proxy shall be executed in writing by the shareholder or his duly authorized attorney-in-fact and filed with the Secretary of the Corporation. A proxy, unless coupled with an interest, shall be revocable at will, notwithstanding any other agreement or any provision in the proxy to the contrary, but the revocation of a proxy shall not be effective until written notice thereof has been given to the Secretary of the Corporation. An unrevoked proxy shall not be valid after three years from the date of its execution unless a longer time is expressly provided therein. A proxy shall not be revoked by the death or incapacity of the maker, unless before the vote is counted or the authority is exercised, written notice of such death or incapacity is given to the Secretary of the Corporation.

                                    Article 6

                                   RECORD DATE

                   Section 6.1 The Board of Directors may fix a time prior to the date of any meeting of shareholders as a record date for the determination of the shareholders entitled to notice of, or to vote at, the meeting, which time, except in the case of an adjourned meeting, shall not be more than 90 days prior to the date of the meeting of shareholders. Only shareholders of record on the date so fixed shall be entitled to notice of, or to vote at, such meeting, notwithstanding any transfer of shares on the books of the Corporation after any record date fixed as aforesaid. The Board of Directors may similarly fix a record date for the determination of shareholders of record for any other purpose, such as the payment of a distribution or a conversion or exchange of shares.

                   Section 6.2 The Board of Directors may by resolution adopt a procedure whereby a shareholder of the Corporation may certify in writing to the Corporation that all or a portion of the shares registered in such shareholder's name are held for the account of a specified person or persons. Such resolution may set forth: (a) the classification of shareholder who may certify; (b) the purpose or purposes for which the certification may be made; (c) the form of certification and information to be contained therein; (d) if the certification is with respect to a record date, the time after the record date within which the certification must be received by the Corporation; and (e) such other provisions with respect to the procedure as are deemed necessary or desirable. Upon receipt by the Corporation of a certification complying with the procedure, the persons specified in the certification shall be deemed, for the purposes set forth in the certification, to be the holders of record of the number of shares specified in place of the shareholder making the certification.

                                    Article 7

                                SHAREHOLDER LIST

                   Section 7.1 The officer or agent having charge of the share transfer books of the Corporation shall make a complete alphabetical list of the shareholders entitled to vote at any meeting, with their addresses and the number of shares held by each. The list shall be produced and kept open at the time and place of the meeting for inspection by any shareholder during the entire meeting except that if the Corporation has 5,000 or more shareholders, in lieu of the making of the list the Corporation may make the information available at the meeting by other means.

                   Section 7.2 Failure to comply with the provisions of Section
7.1 of these Bylaws shall not affect the validity of any action taken at a meeting prior to a demand at the meeting by any shareholder entitled to vote thereat to examine the list.

                   Section 7.3 The original transfer books for shares of the Corporation, or a duplicate thereof kept in the Commonwealth of Pennsylvania, shall be prima facie evidence as to who are the shareholders entitled to examine the list or transfer books for shares or to vote at any meeting.

                                    Article 8

                               JUDGES OF ELECTION

                   Section 8.1 Prior to any meeting of shareholders, the Board of Directors may appoint judges of election, who may but need not be shareholders and who will have such duties as provided in the BCL, to act at such meeting or any adjournment thereof. If judges of election are not so appointed, the presiding officer of any such meeting may, and on the request of any shareholder or his proxy shall, make such appointment at the meeting. The number of judges shall be one or three. No person who is a candidate for an office to be filled at the meeting shall act as a judge of election.

                   Section 8.2 In case any person appointed as a judge of election fails to appear or fails or refuses to act, the vacancy so created may be filled by appointment made by the Board of Directors in advance of the convening of the meeting or at the meeting by the presiding officer thereof.

                   Section 8.3 Unless the BCL permits otherwise, this Article 8 may be amended only by a Bylaw amendment.


                                    Article 9

                   CONSENT OF SHAREHOLDERS IN LIEU OF MEETING

                   Section 9.1 Any action required or permitted to be taken at a meeting of the shareholders may be taken without a meeting if, prior or subsequent to the action, a written consent or consents thereto signed by all of the shareholders who would be entitled to vote at a meeting for such purpose shall be filed with the Secretary of the Corporation.

                                   Article 10

                               BOARD OF DIRECTORS

                  Section 10.1 The number of directors shall not be less than three nor more than 12, as shall from time to time (a) be determined by the Board of Directors or (b) be set forth in a notice of a meeting of shareholders called for the election of the Board of Directors. The Chairman of the Board of Directors shall preside at all meetings of shareholders and directors.

                   Section 10.2 Each director shall be a natural person of full age and need not be a resident of the Commonwealth of Pennsylvania or a shareholder of the Corporation.

                   Section 10.3 Except as otherwise provided in Article 12 of these Bylaws, directors shall be elected by the shareholders. The candidates receiving the highest number of votes from the shareholders or each class or group of classes, if any, entitled to elect directors separately up to the number of directors to be elected by the shareholders, or class or group of classes, if any, shall be elected. Each director shall be elected for a term of one year and until his successor has been elected and qualified or until his earlier death, resignation or removal. A decrease in the number of directors shall not have the effect of shortening the term of any incumbent director.

                   Section 10.4 Notwithstanding the provisions of Section 2.7 (dealing with the business at shareholders meetings), nominations for the election of directors may be made by the Board of Directors or a committee appointed by the Board of Directors or by any shareholder of record entitled to vote in the election of Directors generally at the record date of the meeting and also on the date of the meeting at which directors are to be elected. However, any shareholder entitled to vote in the election of directors generally may nominate one or more persons for election as directors at a meeting only if written notice of such shareholder's intention to make such nomination or nominations has been delivered personally to, or been mailed to and received by the Corporation at, the principal executive offices of the Corporation addressed to the attention of the President not less than 50 days nor more than 75 days prior to the meeting; provided, however, that in the event that less than 65 days notice or prior public disclosure (including but not limited to mailing of the meeting notice) of the date of the meeting is given or made to shareholders, notice by the shareholder to be timely must be so received not later than the close of business on the 10th day following the day on which such public disclosure was made. Each such notice shall set forth: (a) the name and address of the shareholder intending to make the nomination and of the person or persons to be nominated; (b) a representation that the shareholder intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) the address and principal occupation for the past five years of each nominee and such other information regarding each nominee as would have been required to included in a proxy statement filed pursuant to Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended, had proxies been solicited with respect to such nominee by management of the Corporation; and (d) the written consent of each nominee to serve as a director of the Corporation if so elected. The presiding officer of the meeting may declare invalid any nomination not made in compliance with the foregoing procedure.

                                   Article 11

                              REMOVAL OF DIRECTORS

                   Section 11.1 The entire Board of Directors or a class of the Board, or any individual director may be removed from office without assigning any cause by the vote of shareholders, or the holders of a class or series of shares, entitled to elect directors, or the class of directors. In case the Board or class of the Board or any one or more directors are so removed, new directors may be elected at the same meeting.

                   Section 11.2 The Board of Directors may declare vacant the office of a director who has been judicially declared of unsound mind or who has been convicted of an offense punishable by imprisonment for a term of more than one year.

                                   Article 12

                         VACANCIES ON BOARD OF DIRECTORS

                   Section 12.1 Vacancies on the Board of Directors, including vacancies resulting from an increase in the number of directors, shall be filled by a majority vote of the remaining members of the Board of Directors, though less than a quorum, or by a sole remaining director, and each person so selected shall be a director to serve for the balance of the unexpired term.

                   Section 12.2 When one or more directors resign from the Board of Directors effective at a future date, the directors then in office, including those who have so resigned, shall have the power by a majority vote to fill the vacancies, the vote thereon to take effect when the resignations become effective.
                                   Article 13

                                 POWERS OF BOARD

                   Section 13.1 The business and affairs of the Corporation shall be managed under the direction of the Board of Directors, which may exercise all such powers of the Corporation and do all such lawful acts and things as are directed or required to be exercised and done by statute, the Articles of Incorporation or these Bylaws.

                   Section 13.2 The Board of Directors may, by resolution adopted by a majority of the directors in office, establish one or more committees consisting of one or more directors as may be deemed appropriate or desirable by the Board of Directors to serve at the pleasure of the Board. Any committee, to the extent provided in the resolution of the Board of Directors pursuant to which it was created, shall have and may exercise all of the powers and authority of the Board of Directors, except that no committee shall have any power or authority as to the following:

                     (a) The submission to shareholders of any action requiring approval of shareholders;

                     (b) The creation or filling of vacancies in the Board of Directors;

                     (c) The adoption, amendment or repeal of these Bylaws;

                     (d) The amendment or repeal of any resolution of the Board of Directors that by its terms is amendable or repealable only by the Board of Directors; and

                     (e) Action on matters committed by the Bylaws or resolution of the Board of Directors to another committee of the Board of Directors.

                                   Article 14

                       MEETINGS OF THE BOARD OF DIRECTORS

                   Section 14.1 Meetings of the Board of Directors shall be held at such times and places within or without the Commonwealth of Pennsylvania as the Board of Directors may from time to time appoint or as may be designated in the notice of the meeting. One or more directors may participate in any meeting of the Board of Directors, or of any committee thereof, by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear one another, provided that the use of such conference telephone or similar communications equipment shall be at the discretion of the Board of Directors. Participation in a meeting by such means shall constitute presence in person at the meeting.

                   Section 14.2 A regular meeting of the Board of Directors shall be held annually, immediately following the annual meeting of the shareholders, at the place where such meeting of the shareholders is held or at such other place and time as a majority of the directors in office after the annual meeting of shareholders may designate. At such meeting, the Board of Directors shall elect officers of the Corporation. In addition to such regular meeting, the Board of Directors shall have the power to fix by resolution the place and time of other regular meetings of the Board.

                   Section 14.3 Special meetings of the Board of Directors may be called by the Chairman of the Board, if any, by the President, or by a majority of the directors in office on one day's notice to each director, either by telephone, or, if in writing, in accordance with the provisions of Article 29 of these Bylaws.

                   Section 14.4 At all meetings of the Board of Directors a majority of the directors in office shall constitute a quorum for the transaction of business, and the acts of a majority of the directors present and voting at a meeting at which a quorum is present shall be the acts of the Board of Directors, except as may be otherwise specifically provided by statute or by the Articles of Incorporation or by these Bylaws.


                                    Article 15

                            ACTION BY WRITTEN CONSENT

                   Section 15.1 Any action required or permitted to be taken at a meeting of the Board of Directors, or at any committee of the Board of Directors, may be taken without a meeting if, prior or subsequent to the action, a consent or consents thereto signed by all of the directors (or members of the committee with respect to committee action) is filed with the Secretary of the Corporation.

                                     Article 16

                            COMPENSATION OF DIRECTORS

                   Section 16.1 Directors, as such, may receive a stated salary for their services or a fixed sum and expenses for attendance at regular and special meetings, or any combination of the foregoing as may be determined from time to time by resolution of the Board of Directors, and nothing contained herein shall be construed to preclude any director from receiving compensation for services rendered to the Corporation in any other capacity.

                                   Article 17

                                    OFFICERS

                   Section 17.1 The Corporation shall have a President, a Secretary and a Treasurer, or persons who shall act as such, regardless of the name or title by which they may be designated, elected or appointed and may have as additional officers a Chairman of the Board, one or more Vice Chairman of the Board, one or more Vice Presidents and such other officers and assistant officers as the Board of Directors may authorize from time to time. The President and Secretary shall be natural persons of full age. The Treasurer may be a corporation, but if a natural person shall be of full age. It shall not be necessary for the officers to be directors. Any number of offices may be held by the same person. Each officer shall hold office at the pleasure of the Board of Directors and until his successor has been selected and qualified or until his earlier death, resignation or removal. Any officer may resign at any time upon written notice to the Corporation. The resignation shall be effective upon receipt thereof by the Corporation or at such subsequent time as may be specified in the notice of resignation. The Corporation may secure the fidelity of any or all of the officers by bond or otherwise.

                   Section 17.2 Any officer or agent of the Corporation may be removed by the Board of Directors with or without cause. The removal shall be without prejudice to the contract rights, if any, of any person so removed. Election or appointment of an officer or agent shall not of itself create contract rights. If the office of any officer becomes vacant for any reason, the vacancy may be filled by the Board of Directors.

                                   Article 18

                                  THE PRESIDENT

                   Section 18.1 Unless otherwise determined by the Board of Directors, the President shall have the usual duties of an executive officer with general supervision over and direction of the affairs of the Corporation. The President shall be the chief executive officer of the Corporation unless the Chairman of the Board is serving as chief executive officer, in which event the President shall be chief operating officer of the Corporation. In the exercise of these duties and subject to the actions of the Board of Directors, the President may appoint, suspend and discharge employees, agents and assistant officers and fix the compensation of all officers and assistant officers. In the event the Chairman of the Board is not present or the office of Chairman of the Board is vacant, the President shall preside at all meetings of the shareholders. The President shall also do and perform, such other duties as from time to time may be assigned to the President by the Board of Directors.

                   Unless otherwise determined by the Board of Directors, the President shall have full power and authority on behalf or the Corporation to attend and to act and to vote at any meeting of the shareholders of any corporation in which this Corporation may hold stock and, at any such meeting, shall possess and may exercise any and all the rights and powers incident to the ownership of such stock and which, as the owner thereof, the Corporation might have possessed and exercised. The President shall also have the right to delegate such power.

                                   Article 19

                                  THE SECRETARY

                   Section 19.1 Unless otherwise determined by the Board of Directors, the Secretary shall be responsible for the keeping of the minutes of all meetings of the Board of Directors and the shareholders, in books provided for that purpose, and for the giving and serving of all notices for the Corporation. The Secretary shall perform all other duties ordinarily incident to the office of the Secretary and shall have such other powers and perform such other duties as may be assigned to the Secretary by the Board of Directors. The minute books of the Corporation may be held by a person other than the Secretary.

                                   Article 20

                                  THE TREASURER

 Section 20.1. Unless otherwise determined by the Board of Directors, the Treasurer shall have charge of all the funds and securities of the Corporation which may come into such officer's hands. When necessary or proper, unless otherwise determined by the Board of Directors, the Treasurer shall endorse for collection on behalf of the Corporation checks, notes and other obligations, and shall deposit the same to the credit of the Corporation to such banks or depositories as the Board of Directors may designate and may sign all receipts and vouchers for payments made to the Corporation. The Treasurer shall sign all checks made by the Corporation, except when the Board of Directors shall otherwise direct. The Treasurer shall sign all checks made by the Corporation. The Treasurer shall be responsible for the regular entry in books of the Corporation to be kept for such purpose of a full and accurate account of all funds and securities received and paid by the Treasurer on account of the Corporation. Whenever required by the Board of Directors, the Treasurer shall render a statement of the financial condition of the Corporation. The Treasurer shall have such other powers and shall perform the duties as may be assigned to such officer from time to time by the Board of Directors. The Treasurer shall give such bond, if any, for the faithful performance of the duties of such office as shall be required by the Board of Directors.
                                   Article 21

                            THE CHAIRMAN OF THE BOARD

                   Section 21.1 Unless otherwise determined by the Board of Directors, the Chairman of the Board, if any, shall preside at all meetings of shareholders and directors. The Chairman of the Board shall have such other powers and perform such further duties as may be assigned to such officer by the Board of Directors, including, without limitation, acting as chief executive officer of the Corporation. To be eligible to serve, the Chairman of the Board must be a director of the Corporation.

                                   Article 22

                                 OTHER OFFICERS

                   Section 22.1 Unless otherwise determined by the Board of Directors, each Vice Chairman, Vice President and each assistant officer shall have the powers and perform the duties of his or her respective superior officer. Vice Presidents and assistant officers may be designate as having responsibility for a specific area of the Corporation's affairs, in which event such Vice President shall be superior to the other Vice Presidents in relation to matters within his or her area. The President shall be the superior officer of the Vice Presidents. The Chairman of the Board shall be the superior officer of the Vice Chairman. The Treasurer and Secretary shall be the superior officers of the Assistant Treasurers and Assistant Secretaries, respectively.

                                   Article 23


                     LIMITATION OF DIRECTORS' LIABILITY AND
         INDEMNIFICATION OF OFFICERS, DIRECTORS, AND OTHER PERSONS

                   Section 23.1 No director of the Corporation shall be personally liable, as such, for monetary damages for any action taken unless:
(a) the director has breached or failed to perform the duties of his or her office, and (b) the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness; provided, however, that the provisions of this Section 23.1 shall not apply to the responsibility or liability of a director pursuant to any criminal statute, or to the liability of a director for the payment of taxes pursuant to local, Pennsylvania or federal law.

                   Section 23.2 The Corporation shall indemnify and hold harmless to the fullest extent permitted by Pennsylvania law any director or officer, and may indemnify any other employee or Agent, who was or is a party to, or is threatened to be made a party to, or who is called as a witness in connection with, any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, including an action by or in the right of the Corporation (collectively, for purposes of this Article 23, "Proceeding"), by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another domestic or foreign corporation for profit or not-for-profit, partnership, joint venture, trust or other enterprise, against expenses, liability and loss including, without limitation, attorneys' fees and disbursements, punitive and other damages, judgments, fines, penalties, amounts paid or to be paid in settlement and costs and expenses of any nature incurred by him in connection with such Proceeding and any appeal therefrom; provided that such indemnification shall not be made where the act or failure to act giving rise to the claim for indemnification is determined by a court in a final binding adjudication to have constituted willful misconduct or recklessness.

                   Section 23.3 The indemnification and advancement of expenses provided by, or granted pursuant to, this Article 23 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any Bylaw, agreement, contract, vote of shareholders or directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office. It is the policy of the Corporation that indemnification of, and advancement of expenses to, directors and officers of the Corporation shall be made to the fullest extent permitted by law. To this end, the provisions of this
Article 23 shall be deemed to have been amended for the benefit or directors and officers of the Corporation effective immediately upon any modification of the BCL or any modification, or adoption of any other law that expands or enlarges the power or obligation of corporations organized under the BCL to indemnify, or advance expenses to, directors and officers of corporations.

                   Section 23.4 The Corporation shall pay expenses incurred by an officer or director, and may pay expenses incurred by any other employee or agent, in defending a

Proceeding, in advance of the final disposition of such action or proceeding provided that if required by the BCL or other applicable law, the payment of such expenses shall be made only upon receipt of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation.

                   Section 23.5 The indemnification and advancement of expenses provided by, or granted pursuant to, this Article 23 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person.

                   Section 23.6. The Corporation shall have the authority to create a fund of any nature, which may, but need not be, under the control of a trustee, or otherwise secure or insure in any manner, its indemnification obligations, whether arising under these Bylaws or otherwise. This authority shall include, without limitation, the authority to: (a) deposit funds in trust or in escrow; (b) establish any form of self-insurance; (c) secure its indemnity obligation by grant of a security interest, mortgage or other lien on the assets of the Corporation; or (d) establish a letter of credit, guaranty or surety arrangement for the benefit of such persons in connection with the anticipated indemnification or advancement of expenses contemplated by this Article 23. The provisions of this Article 23 shall not be deemed to preclude the indemnification of, or advancement of expenses to, any person who is not specified in Section 23.1 of this Article 23 but whom the Corporation has the power or obligation to indemnify, or to advance expenses for, under the provisions of the BCL, other applicable law or otherwise. The authority granted by this Section 23.6 shall be exercised by the Board of Directors of the Corporation.

                   Section 23.7 The Corporation shall have the authority to enter into a separate indemnification agreement with any officer, director, employee or agent of the Corporation or any subsidiary providing for such indemnification of such person as the Board of Directors shall determine up to the fullest extent permitted by law.

                   Section 23.8 The termination of any Proceeding by judgment, order, settlement, conviction, or upon a plea of guilty or nolo contendere, or its equivalent, shall not, of itself, create a presumption that the person's conduct constituted willful misconduct or recklessness.

                   Section 23.9 The indemnification provisions of this Article 23 shall constitute a contract between the Corporation and each of its directors, officers, employees and agents who are or may be entitled to indemnification hereunder and who serve in any such capacity at any time while such provisions are in effect. Any repeal or modification of the indemnification provisions of this Article 23 shall not limit any such person's rights to indemnification (including the advancement of expenses) then existing or arising out of events, acts or omissions occurring prior to such repeal or modification, including, without limitation, the right to indemnification with respect to Proceedings commenced after such repeal or modification based in whole or in part upon any such event, act or omission.

                   Section 23.10 The Corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another domestic or foreign corporation for profit or not-for-profit, partnership, joint venture, trust or other enterprise against any expense, liability or loss asserted against him and incurred by him or on his behalf in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article 23 or under any provision of the BCL or other applicable law.

                   Section 23.11 Notwithstanding any other provision of these Bylaws relating to their amendment generally, any repeal or amendment of this
Article 23 which is adverse to any director or officer shall apply to such director or officer only on a prospective basis, and shall not reduce any limitation on the personal liability of a director of the Corporation, or limit the rights of any person entitled under Article 23 to indemnification or to the advancement of expenses with respect to any action or failure to act occurring prior to the time of such repeal or amendment. Notwithstanding any other provision of these Bylaws, no repeal or amendment of these Bylaws shall affect any or all of this Article so as either to reduce the limitation of directors' liability or limit indemnification or the advancement of expenses in any manner unless adopted by the affirmative vote of the shareholders entitled to cast at least a majority of the votes that all shareholders are entitled to cast in the election of directors; provided that no such amendment shall have retroactive effect inconsistent with the preceding sentence. The provisions of this Article 23 were adopted by the shareholders of the Corporation on May 15, 1991.

                   Section 23.12 References in this Article 23 to Pennsylvania law or to any provision thereof shall be to such law as it existed on the date this Article 23 was adopted or as such law thereafter may be changed; provided that (a) in the case of any change which expands the liability of directors or limits the indemnification rights or the rights to advancement of expenses which the Corporation may provide, the rights to limited liability, to indemnification and to the advancement of expenses which the Corporation may provide, the rights to limited liability, to indemnification and to the advancement of expenses provided in this Article shall continue as theretofore to the extent permitted by law; and (b) if such change permits the Corporation without the requirement of any further action by shareholders or directors to limit, further the liability of directors (or limit the liability of officers) or to provide broader indemnification rights or rights to the advancement of broader indemnification rights or rights to the advancement of expenses than the Corporation was permitted to provide prior to such change, then liability thereupon shall be so limited and the rights to indemnification and the advancement of expenses shall be so broadened to the extent permitted by law.

                                   Article 24

                           SHARES: SHARE CERTIFICATES

                   Section 24.1 Except as otherwise provided in Section 24.2, the shares of the Corporation shall be represented by certificates. Unless otherwise provided by the Board of Directors, every share certificate shall be signed by two officers and sealed with the corporate seal, which may be a facsimile, engraved or printed, but where such certificate is signed by a transfer agent or a registrar, the signature of any corporate officer upon such certificate may be a facsimile, engraved or printed. In case any officer who has signed, or whose facsimile signature has been placed upon, any share certificate shall have ceased to be such officer because of death, resignation or otherwise, before the certificate is issued, it may be issued with the same effect as if the officer had not ceased to be such at the date of its issue. The provisions of this Section 24.1 shall be subject to any inconsistent or contrary agreement at the time between the Corporation and any transfer agent or registrar. To the extent the Corporation is authorized to issue shares of more than one class or series, every certificate shall set forth upon the face or back of the certificate (or shall state on the face or back of the certificate that the Corporation will furnish to any shareholder upon request and without charge) a full or summary statement of the designation, voting rights, preferences, limitations and special rights of the shares of each class or series authorized to be issued so far as they have been fixed and determined and the authority of the Board of Directors to fix and determine the designations, voting rights, preferences, limitations and special rights of the classes and series of shares of the Corporation.

                   Section 24.2 Notwithstanding anything herein to the contrary, any or all classes and series of shares, or any part thereof, may be represented by uncertificated shares to the extent determined by the Board of Directors, except that shares represented by a certificate that is issued and outstanding shall continue to be represented thereby until the certificate is surrendered to the Corporation. Within a reasonable time after the issuance or transfer of uncertificated shares, the Corporation shall send to the registered owner thereof, a written notice containing the information required to be set forth or stated on certificates. The rights and obligations of the holders of shares represented by certificates and the rights and obligations of the holders of uncertificated shares of the same class and series shall be identical. Notwithstanding anything herein to the contrary, the provisions of Section 24.1 shall be inapplicable to uncertified shares and in lieu thereof the Board of Directors shall adopt alternative procedures for registration of transfers.

                                   Article 25

                               TRANSFER OF SHARES

                   Section 25.1 Upon surrender to the Corporation of a share certificate duly endorsed by the person named in the certificate or with duly executed stock powers attached and otherwise in proper form for transfer, or by attorney duly appointed in writing and accompanied where necessary by proper evidence of succession, assignment or authority to transfer, a new certificate shall be issued to the person entitled thereto and the old certificate canceled and the transfer recorded on the share register of the Corporation. Except as otherwise provided pursuant to Section
6.2 hereof, a transferee of shares of the Corporation shall not be a record holder of such shares entitled to the rights and benefits associated therewith unless and until the share transfer has been recorded on the share transfer books of the Corporation. No transfer shall be made if it would be inconsistent with the provisions of Article 8 of the Pennsylvania Uniform Commercial Code.

                                   Article 26

                                LOST CERTIFICATES

                   Section 26.1 Unless waived in whole or in part by the Board of Directors, any person requesting the issuance of a new certificate in lieu of an alleged lost, destroyed, mislaid or wrongfully taken certificate shall (a) give to the Corporation his or her bond of indemnity with an acceptable surety, and (b) satisfy such other requirements as may be imposed by the Corporation. Thereupon, a new share certificate shall be issued to the registered owner or his or her assigns in lieu of the alleged lost, destroyed, mislaid or wrongfully taken certificate, provided that the request therefor and issuance thereof have been made before the Corporation has notice that such shares have been acquired by a bona fide purchaser.
                                   Article 27

                        FINANCIAL REPORTS TO SHAREHOLDERS

                   Section 27.1 To the extent permitted by the BCL, the Corporation shall not be required to furnish financial reports to its shareholders.

                                   Article 28

                                   FISCAL YEAR

                   Section 28.1 The fiscal year of the Corporation shall be as determined by the Board of Directors.

                                     Article 29

               MANNER OF GIVING WRITTEN NOTICE: WAIVERS OF NOTICE

                   Section 29.1. Whenever written notice is required to be given to any person under the provisions of these Bylaws, it may be given to the person either personally or by sending a copy thereof by first class or express mail, postage prepaid, or by telegram (with messenger service specified), telex or TWX (with answerback received) or courier service, charges prepaid, or by telecopier, to his address (or to his telex, TWX, telecopier or telephone number) appearing on the books of the Corporation or, in the case of written notice to directors, supplied by each director to the Corporation for the purpose of the notice. If the notice is sent by mail, telegraph or courier service, it shall be deemed to have been given to the person entitled thereto when deposited in the United States mail or with a telegraph office or courier service for delivery to that person or, in the case of telex or TWX, when dispatched.

                   Section 29.2 Any written notice required to be given to any person under the provisions of statute, the Corporation's Articles of Incorporation or these Bylaws may be waived in a writing signed by the person entitled to such notice whether before or after the time stated therein. Except as otherwise required by statute, and except in the case of a special meeting, neither the business to be transacted at, nor the purpose of, a meeting need be specified in the waiver of notice. In the case of a special meeting of shareholders, the waiver of notice shall specify the general nature of the business to be transacted. Attendance of any person, whether in person or by proxy, at any meeting shall constitute a waiver of notice of such meeting, except where a person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting was not lawfully called or convened.

                                   Article 30

                                   AMENDMENTS

                   Section 30.1 Except as provided in Section 23.11 hereof, these Bylaws may be amended or repealed, and new Bylaws adopted, by the affirmative vote of a majority of the votes cast by the shareholders at any regular or special meeting duly convened after written notice to the shareholders that the purpose, or one of the purposes, of the meeting is to consider the amendment or repeal of these Bylaws and the adoption of new Bylaws. There shall be included in, or enclosed with, the notice, a copy of the proposed amendment or a summary of the changes to be effected thereby.

                   Section 30.2 Except as provided in Section 23.11 hereof, and except as provided in Section 1504(b) of the BCL, these Bylaws may be amended or repealed, and new Bylaws adopted, by the affirmative vote of a majority of the members of the Board of Directors (but not a committee thereof) at any regular or special meeting duly convened, regardless of whether the shareholders have previously adopted the Bylaw being amended or repealed, subject to the power of the shareholders to change such action of the Board of Directors, provided that the Board of

Directors shall not have the power to amend these Bylaws on any subject that is expressly committed to the shareholders by the express terms hereof, by Section 1504 of the BCL or otherwise.

Amended on  September  24,  1993  (Section  11.1)
Amended on January  18,  1999  (Sections 18.1 and 21.1)